UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006 (April 20, 2006)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 20, 2006, Baker Hughes Incorporated (“Baker Hughes” or the “Company”) entered into a Master Sales Agreement with Schlumberger Limited (“Schlumberger”) to sell the Company’s 30% minority interest in WesternGeco, a seismic venture jointly owned with Schlumberger, to Schlumberger for $2.4 billion in cash. The sale is expected to be completed by the end of April 2006, subject to customary closing conditions. The terms of the Master Sales Agreement include a covenant by the Company to not compete with the seismic business of WesternGeco for a period of 18 months from the closing of the sale. Effective upon the closing, the Master Sales Agreement also modifies or terminates certain of the obligations of the parties under the Master Formation Agreement entered into on September 6, 2000 in connection with the formation of the venture.
The foregoing description of the Master Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Sales Agreement, which will be filed as an exhibit to a Form 8-K the Company plans to file after the closing of the sale.
Item 2.02 Results of Operations and Financial Condition.
On April 26, 2006, the Company issued a news release announcing its financial results for the first quarter ended March 31, 2006, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Following the issuance of the news release and the filing of this current report on Form 8-K, the Company will hold a conference call on Wednesday, April 26, 2006 at 8:30 a.m. eastern time, 7:30 a.m. central time, to discuss the earnings announcement and the sale of its minority interest in WesternGeco. This scheduled conference call was previously announced on March 17, 2006. To access the call, which is open to the public, please call the conference call operator at 800-374-2469, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” The conference call will also be webcast by Thomson/CCBN. To access the webcast, go to www.bakerhughes.com/investor and select “News Releases”, then click on “Conference Calls.” A replay of the call and the webcast will be available through Wednesday, May 10, 2006. The number for the replay of the call is 706-645-9291 and the access code is 6774291. The replay of the webcast will also be available on the Company’s website at www.bakerhughes.com/investor in the “News Releases” section under “Conference Calls”.
In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”) that were included in the news release, certain information discussed in the news release and to be discussed on the conference call could be considered non-GAAP financial measures (as defined under the SEC’s Regulation G). Any non-GAAP financial measures should be considered in addition to, and not as an alternative for, or superior to, net income (loss), income (loss) from continuing operations, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the SEC. Reconciliations of such non-GAAP information to the closest GAAP measures are included in the news release and can be found on the Company’s website at www.bakerhughes.com/investor in the Financial Information section under the heading “Impact of Non-Operational Items” and in the applicable earnings releases under the “Earnings Releases” heading.
Item 7.01 Regulation FD Disclosure.
On April 26, 2006, the Company issued a news release announcing its financial results for the first quarter ended March 31, 2006, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Also, see Item 2.02, “Results of Operations and Financial Condition.”
Item 8.01 Other Events.
On April 21, 2006, the Company issued a news release announcing (i) the sale of its interest in WesternGeco, and (ii) an $1.8 billion increase in the Company’s current stock repurchase program, a copy of which is furnished with this Form 8-K as Exhibit 99.2 and incorporated into this Item 8.01 by reference. The information contained in such news release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: April 26, 2006	By:	/s/Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Exhibit Index
99.1	News Release of the Company dated April 26, 2006.

99.2	News Release of the Company dated April 21, 2006.